                                    EXHIBIT C

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM. RIGEL PHARMACEUTICALS, INC. MAY REQUIRE AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT THAT A PROPOSED TRANSFER OR SALE IS IN COMPLIANCE WITH THE ACT.

THE SALE, TRANSFER OR VOTING OF THE SECURITIES REPRESENTED HEREBY IS RESTRICTED BY THE TERMS OF A SECOND INVESTOR RIGHTS AGREEMENT BY AND AMONG RIGEL PHARMACEUTICALS, INC. AND THE INVESTORS NAMED THEREIN. COPIES OF THE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDERS OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF RIGEL PHARMACEUTICALS, INC. AT THE PRINCIPAL EXECUTIVE OFFICES OF RIGEL PHARMACEUTICALS, INC.

                           RIGEL PHARMACEUTICALS, INC.

                          COMMON STOCK PURCHASE WARRANT

Warrant No. CS-[__]                                          [________] Shares
[_________ ___,] 2003

       1. ISSUANCE. For value received, this Warrant is issued to [HOLDER], by RIGEL PHARMACEUTICALS, INC., a Delaware corporation (hereinafter with its successors called the "Company"), pursuant to the terms and conditions of that certain Common Stock and Warrant Purchase Agreement, dated as of April 29, 2003, by and among the Company and the investors listed on Schedule A thereto (the "Purchase Agreement").

       2. PURCHASE PRICE; NUMBER OF SHARES. The registered holder of this Warrant (the "Holder"), commencing on the date hereof, is entitled upon surrender of this Warrant, with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the Company [______ (______)] [To be 20% of the Holder's shares under the Purchase Agreement] fully paid and nonassessable shares (the "Shares") of common stock, $.001 par value per share, of the Company (the "Common Stock"), at a price per share of $0.64 (the "Warrant Price"). Until such time as this Warrant is exercised in full or expires, the Warrant Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons under whose name or names any certificate representing Shares shall be deemed to have become the holder of record of the Shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such Shares, whether or not the transfer books of the Company shall be closed.

       3. PAYMENT OF PURCHASE PRICE. The Purchase Price (as defined below) may be paid: (i) by certified or bank check or by wire transfer of immediately available funds to an account designated by the Company; (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations



                                       1.

so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender;
(iii) exercise of the "net issue election" right provided for in Section 4; or
(iv) by any combination of the foregoing. The "Purchase Price" shall mean the amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased.

       4. NET ISSUE ELECTION. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                        Y(A-B)
                   X= ----------
                          A

where:  X =  the number of shares of Common Stock to be issued to the Holder pursuant to this Section 4.

        Y = the number of shares of Common Stock covered by this Warrant in respect of which the net issue election is made pursuant to this
             Section 4.

        A = the Fair Market Value (defined below) of one share of Common Stock, as determined at the time the net issue election is made pursuant to this Section 4.

        B = the Warrant Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

"Fair Market Value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean the average of the closing or last reported sale prices of the Common Stock as reported on the Nasdaq National Market over the 30-day period ending five business days prior to the Determination Date; provided, however, that if (i) the Common Stock is neither traded on the Nasdaq National Market nor on a national securities exchange, then Fair Market Value shall be the average of the closing or last reported sale prices of the Common Stock over the 30-day period ending five business days prior to the Determination Date reflected in the over-the-counter market, as reported by the National Quotation Bureau, Inc. or any organization performing a similar function, or if closing prices are not then routinely reported for the over-the-counter market, the average of the last bid and asked prices of the Common Stock over the 30-day period ending five business days prior to the Determination Date and (ii) if there is no public market for the Common Stock, then Fair Market Value shall be determined in good faith by the Company's Board of Directors.

       5. PARTIAL EXERCISE. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of Shares in respect of which this Warrant shall not have been exercised.

                                       2.

       6. FRACTIONAL SHARES. In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this Section 6, be entitled to receive a fractional share of Common Stock, then the Company shall pay in lieu thereof, the Fair Market Value of such fractional share in cash.

       7. EXPIRATION DATE; EARLY TERMINATION. This Warrant or any Successor Warrant (as defined in Section 10 below) shall expire on the close of business on [______ __,] 2008 [to be the fifth anniversary of the date of issuance] (the "Expiration Date"), and shall be void thereafter.

       8. RESERVED SHARES; VALID ISSUANCE. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full into shares of Common Stock upon such exercise. If at any time prior to the Expiration Date the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company further covenants that such shares as may be issued pursuant to such exercise will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

       9. STOCK SPLITS AND DIVIDENDS. If after the date hereof the Company shall subdivide the Common Stock, by split-up or otherwise, combine the Common Stock or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, then the number of Shares issuable upon the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Warrant Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

       10. MERGERS AND RECLASSIFICATIONS.

            (a) If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder (a "Successor Warrant"), so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Common Stock that might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Warrant Price and the number of shares issuable hereunder and the provisions relating to the net issue election) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof.

                                       3.

            (b) For the purposes of this Section 10, the term "Reorganization" shall include without limitation any reclassification, capital reorganization or change of the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 9 hereof), any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company

       11. CERTIFICATE OF ADJUSTMENT. Whenever the Warrant Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company's Chief Financial Officer setting forth the Warrant Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

       12. NOTICES OF RECORD DATE, ETC. In the event of:

            (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

            (b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company or sale or conveyance of all or substantially all of its assets; or

            (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least 15 calendar days prior to the date specified in such notice on which any such action is to be taken.

       13. REPRESENTATIONS, WARRANTIES AND COVENANTS. This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

            (a) The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized, issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application affecting the enforcement of the Holder's rights or by general equity principals or public policy concerns.

            (b) The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

                                       4.

       14. AMENDMENT AND WAIVER. The terms of this Warrant may be amended, modified or waived only with the written consent of the party against which enforcement of the same is sought.

       15. REPRESENTATIONS AND COVENANTS OF THE HOLDER. This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:

            (a) The Holder is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), and the Holder is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares and the Warrant, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Warrant;

            (b) The Holder is acquiring the Warrant in the ordinary course of its business and for its own account for investment only and with no present intention of distributing the Warrant or any of the Shares or any arrangement or understanding with any other persons regarding the distribution of the Warrant or the Shares; and

            (c) The Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Warrant or any of the Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder.

       16. NOTICES, TRANSFERS, ETC.

            (a) Any notice or written communication required or permitted to be given to the Holder may be given by certified mall or delivered to the Holder at the address most recently provided by the Holder to the Company.

            (b) Subject to compliance with applicable federal and state securities laws and any other contractual restrictions between the Company and the Holder contained in the Purchase Agreement or that certain Second Investor Rights Agreement, dated as of the date hereof, by and among the Company and the investors named therein, this Warrant may be transferred by the Holder with respect to any or all of the Shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the Shares, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of Shares in respect of which this Warrant shall not have been transferred.

                                       5.

            (c) The Company acknowledges and agrees that an opinion of counsel shall not be required upon the transfer by the Holder of any securities to an "Affiliate" (as defined in Rule 12b-2 of the rules and regulations promulgated under the Securities and Exchange Act of 1934, as amended) of such Holder.

            (d) In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant and an indemnification of loss by the Holder in favor of the Company.

       17. TRANSFER TO COMPLY WITH THE SECURITIES ACT. This Warrant may not be exercised and neither this Warrant nor any of the Shares, nor any interest in either, may be offered, sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities laws and the terms and conditions hereof. Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant. Each certificate for Shares issued upon exercise of this Warrant, unless at the time of exercise such Shares are acquired pursuant to a registration statement that has been declared effective under the Securities Act and applicable blue sky laws, shall bear legends substantially in the following form:

           "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM. RIGEL PHARMACEUTICALS, INC. MAY REQUIRE AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT THAT A PROPOSED TRANSFER OR SALE IS IN COMPLIANCE WITH THE ACT."

           "THE SALE, TRANSFER OR VOTING OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF A SECOND INVESTOR RIGHTS AGREEMENT BY AND AMONG RIGEL PHARMACEUTICALS, INC. AND THE INVESTORS NAMED THEREIN. COPIES OF THE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDERS OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF RIGEL PHARMACEUTICALS, INC. AT THE PRINCIPAL EXECUTIVE OFFICES OF RIGEL PHARMACEUTICALS, INC."

                                       6.

Any certificate for any Shares issued at any time in exchange or substitution for any certificate for any Shares bearing such legends (except a new certificate for any Shares issued after the acquisition of such Shares pursuant to a registration statement that has been declared effective under the Securities Act) shall also bear such legends unless, in the opinion of counsel for the Company, the Shares represented thereby need no longer be subject to the restriction contained herein. The provisions of this Section 17 shall be binding upon all subsequent holders of certificates for Shares bearing the above legends and all subsequent holders of this Warrant, if any.

       18. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder of the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote, to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

       19. NO IMPAIRMENT. The Company will not, by amendment of its Amended and Restated Certificate of Incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

       20. GOVERNING LAW. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of California.

       21. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

       22. BUSINESS DAYS. If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in California, then such action may be taken or right may be exercised on the next succeeding day that is not a Saturday or Sunday or such a legal holiday.

       23. SEVERABILITY. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant, and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                                       7.

         IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of the date first written above.



                                   COMPANY:

                                   RIGEL PHARMACEUTICALS, INC.

                                   By:
                                         -----------------------------------

                                   Name
                                         -----------------------------------

                                   Title:
                                         -----------------------------------



                                       8.

                               NOTICE OF EXERCISE


(1)   The undersigned hereby:

      [ ] elects to purchase ________ shares of Common Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

      [ ] elects to exercise its net issuance rights pursuant to Section 4 of the attached Warrant with respect to _________ shares of Common Stock, and shall tender payment of all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                ------------------------------------------------
                                     (Name)

                ------------------------------------------------

                ------------------------------------------------

                ------------------------------------------------
                                    (Address)

(3) The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.


-----------------------------------   ---------------------------------------
(Date)                                (Signature)

                                      ---------------------------------------
                                      (Print name)

                                   ASSIGNMENT


      For value received _______________________________ hereby sells, assigns and transfers unto ___________________________________________________________

______________________________________________________________________________
             [Please print or type the name and address of Assignee]

______________________________________________________________________________


the within Warrant, and does hereby irrevocably constitute and appoint __________________________________ its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

DATED:_______________________________    _____________________________________



IN THE PRESENCE OF:


_____________________________________